Exhibit 99.1

FOR IMMEDIATE RELEASE

STONERIDGE REPORTS STRONG SECOND-QUARTER 2018 RESULTS

MAINTAINS 2018 GUIDANCE RANGE

ANNOUNCES SIGNIFICANT PENDING DRIVER INFORMATION SYSTEMS AWARD

2018 Second-Quarter Results

•	Earnings per diluted share attributable to Stoneridge, Inc. (“EPS”) of $0.52
•	Adjusted EPS of $0.55 (adjustments related to the step-up in the fair value of the earn-out related to the PST transaction and certain business realignment costs)
•	Sales of $220.6 million, an increase of 5.5% over Q2 2017
•	Gross profit of $67.4 million (30.6% of sales), an increase of 5.2% over Q2 2017 adjusted gross profit
•	Operating income of $19.2 million
•	Adjusted operating income of $20.1 million (9.1% of sales), an increase of 7.8% over Q2 2017
•	Adjusted EBITDA of $28.1 million (12.8% of sales), an increase of 9.4% over Q2 2017

Maintains 2018 Full-Year Guidance Range

•	Expect at least 6% annual revenue growth and EBITDA margin expansion of at least 90 basis points relative to 2017
•	Guiding to the lower end of the previously provided range due to reduced production forecasts on certain customer platforms, forecasted currency rates for the remainder of the year and recently announced tariffs
•	External factors expected to be partially offset by continued margin expansion

NOVI, Michigan – August 1, 2018 – Stoneridge, Inc. (NYSE: SRI) today announced financial results for the second quarter ended June 30, 2018, with sales of $220.6 million and earnings per diluted share of $0.52. Adjusted EPS was $0.55 for the second quarter, considering adjustments related to the step-up in the fair value of the earn-out related to the PST transaction in 2017 and certain business realignment costs.

For the second quarter of 2018, Stoneridge reported gross profit of $67.4 million (30.6% of sales). Operating income was $19.2 million and adjusted operating income was $20.1 million (9.1% of sales). Adjusted EBITDA was $28.1 million (12.8% of sales).

Jon DeGaynor, President and Chief Executive Officer, commented, “Stoneridge delivered another strong quarter of financial performance. In addition to our financial results, we are announcing a pending driver information systems award with a global commercial vehicle OEM. The award will build upon our existing global relationship with this customer and it is the first significant driver information system award utilizing our local Brazilian footprint. This award, an extension and expansion of an existing program, will begin production in 2021 with an expected $38 million peak annual revenue. We expect continued growth opportunities in our driver information systems, as well as other electronics product lines, as we expand our commercial vehicle OE capabilities in Brazil.”

DeGaynor continued, “In addition to announcing this pending driver information system award, it is important to note the progress Stoneridge is making with MirrorEye. We continue to partner with some of the largest fleets in the United States, including J.B. Hunt, Maverick and Schneider during the trial period and have accumulated over one million safe miles driven with trucks utilizing the MirrorEye system.”

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Second Quarter in Review

Net sales in the Control Devices segment decreased by 2.5% relative to the second quarter of 2017 primarily as a result of volume reductions by customers on certain platforms. Control Devices gross margin improved due to reduced material and overhead resulting in part from continuous improvement initiatives. Control Devices adjusted operating margin decreased relative to the second quarter of 2017 due to an increase in SG&A and design and development (“D&D”) initiatives which is expected to provide continued growth and process improvement.

Net sales in the Electronics segment increased due to an increase in sales volume in European and North American commercial vehicle and off-highway products. Electronics gross margin increased primarily due to lower direct material, labor and overhead costs as a percentage of sales and a favorable mix related to Orlaco product sales. Electronics adjusted operating margin increased primarily due to a decrease in SG&A and D&D costs as a percent of revenue.

PST’s net sales decreased primarily due to lower volumes in the audio products market as well as unfavorable foreign currency exposures. This reduction was partially offset by a slight increase in sales of monitoring products and service revenues. PST segment gross and adjusted operating margin improved due to a favorable sales mix and continued cost management initiatives.

DeGaynor added, “Each of our segments contributed to another quarter of strong financial performance and drove both top and bottom line growth for the Company. We were able to outperform the first quarter’s adjusted operating margin in each of our segments.”

Cash and Debt Balances

As of June 30, 2018, Stoneridge had cash and cash equivalent balances totaling $59.0 million. Total debt as of June 30, 2018, was $115.0 million. Total debt less cash and cash equivalents yields a current net debt to trailing-twelve-month adjusted EBITDA ratio of approximately 0.6x.

For the year-to-date, Stoneridge generated $28.9 million of cash from operations, compared with $27.0 million for the same period in the previous year. Capital expenditures for the first half of the year were $16.8 million compared with $15.2 million in the first half of 2017. As a result of cash from operations less capital expenditures, free cash flow in the first half of 2018 was $12.1 million compared with $11.9 million in the same period in 2017.

2018 Outlook

The Company is maintaining its previously provided guidance range as it expects continued success for the remainder of 2018, but also expects to be negatively impacted by certain macroeconomic conditions.

Bob Krakowiak, Chief Financial Officer, commented, “We expect revenue and EPS performance to be impacted by forecasted production declines in certain platforms for our key customers in China and North America, as well as unfavorable currency conditions in Brazil and Europe and the recently announced import tariffs. We expect operational improvements to offset some of the macroeconomic challenges. We are maintaining our guidance range for the year and guiding to the lower end of the range. The low end of our range suggests at least 6% annual revenue growth and EBITDA margin expansion of at least 90 basis points relative to 2017.”

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Conference Call on the Web

A live Internet broadcast of Stoneridge’s conference call regarding 2018 second-quarter results can be accessed at 9:00 a.m. Eastern Time on Thursday, August 2, 2018, at www.stoneridge.com, which will also offer a webcast replay.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Novi, Michigan, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, commercial, motorcycle, agricultural and off-highway vehicle markets. Additional information about Stoneridge can be found at www.stoneridge.com.

Forward-Looking Statements

Statements in this release contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this report and may include statements regarding the intent, belief or current expectations of the Company, with respect to, among other things, our (i) future product and facility expansion, (ii) acquisition strategy, (iii) investments and new product development, (iv) growth opportunities related to awarded business and (v) operational expectations. Forward-looking statements may be identified by the words “will,” “may,” “should,” “designed to,” “believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue,” and similar words and expressions. The forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other factors:

•	the reduced purchases, loss or bankruptcy of a major customer or supplier;
•	the costs and timing of business realignment, facility closures or similar actions;
•	a significant change in automotive, commercial, off-highway, motorcycle or agricultural vehicle production;
•	competitive market conditions and resulting effects on sales and pricing;
•	the impact of changes in foreign currency exchange rates on sales, costs and results, particularly the Argentinian peso, Brazilian real, Chinese renminbi, euro, Mexican peso and Swedish krona;
•	our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions;
•	customer acceptance of new products;
•	our ability to successfully launch/produce products for awarded business;
•	adverse changes in laws, government regulations or market conditions, including tariffs, affecting our products or our customers’ products;
•	our ability to protect our intellectual property and successfully defend against assertions made against us;
•	liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers;
•	labor disruptions at our facilities or at any of our significant customers or suppliers;
•	the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output;
•	the amount of our indebtedness and the restrictive covenants contained in the agreements governing our indebtedness, including our revolving credit facility;
•	capital availability or costs, including changes in interest rates or market perceptions;
•	the failure to achieve the successful integration of any acquired company or business;
•	risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber-attack and other similar disruptions; and
•	the items described in Part I, Item IA (“Risk Factors”) of our 10-K filed with the SEC.

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The forward-looking statements contained herein represent our estimates only as of the date of this release and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements or otherwise.

Use of Non-GAAP Financial Information
This press release contains information about Stoneridge's financial results which is not presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these non-GAAP financial measures for 2017 and 2018 is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non-GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that adjusted gross profit, adjusted operating income, adjusted net income, adjusted earnings per share, adjusted EBITDA and free cash flow are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt.

Adjusted gross profit, adjusted operating income, adjusted net income, adjusted earnings per share, adjusted EBITDA and free cash flow should not be considered in isolation or as a substitute for gross profit, operating income, net income, earnings per share, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP.

For more information, contact Matthew R. Horvath, Director Investor Relations and Corporate Development (Matthew.Horvath@Stoneridge.com)

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 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(in thousands, except per share data)	2018	2017	2018	2017

Net sales	$220,602	$209,111	$446,532	$413,422

Costs and expenses:
Cost of goods sold	153,184	145,697	311,145	288,857
Selling, general and administrative	35,256	35,704	72,517	69,970
Design and development	12,981	12,034	26,842	23,755

Operating income	19,181	15,676	36,028	30,840

Interest expense, net	1,170	1,518	2,524	2,928
Equity in earnings of investee	(665)	(555)	(1,186)	(735)
Other expense (income), net	(264)	605	(863)	795

Income before income taxes	18,940	14,108	35,553	27,852

Provision for income taxes	3,820	5,189	7,053	9,760

Net income	15,120	8,919	28,500	18,092

Net loss attributable to noncontrolling interest	-	(100)	-	(130)

Net income attributable to Stoneridge, Inc.	$15,120	$9,019	$28,500	$18,222

Earnings per share attributable to Stoneridge, Inc.:
Basic	$0.53	$0.32	$1.01	$0.65
Diluted	$0.52	$0.32	$0.99	$0.64

Weighted-average shares outstanding:
Basic	28,449	28,133	28,349	28,026
Diluted	28,978	28,517	28,907	28,531

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CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(in thousands)	2018	2017
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$58,965	$66,003
Accounts receivable, less reserves of $1,106 and $1,109, respectively	147,729	142,438
Inventories, net	80,232	73,471
Prepaid expenses and other current assets	29,056	21,457
Total current assets	315,982	303,369

Long-term assets:
Property, plant and equipment, net	111,245	110,402
Intangible assets, net	66,006	75,243
Goodwill	37,389	38,419
Investments and other long-term assets, net	30,024	31,604
Total long-term assets	244,664	255,668
Total assets	$560,646	$559,037

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of debt	$3,184	$4,192
Accounts payable	84,461	79,386
Accrued expenses and other current liabilities	60,358	52,546
Total current liabilities	148,003	136,124

Long-term liabilities:
Revolving credit facility	110,000	121,000
Long-term debt, net	1,790	3,852
Deferred income taxes	17,767	18,874
Other long-term liabilities	25,040	35,115
Total long-term liabilities	154,597	178,841

Shareholders' equity:
Preferred Shares, without par value, 5,000 shares authorized, none issued	-	-
Common Shares, without par value, 60,000 shares authorized,
28,966 and 28,966 shares issued and 28,483 and 28,180 shares outstanding at
June 30, 2018 and December 31, 2017, respectively, with no stated value	-	-
Additional paid-in capital	228,856	228,486
Common Shares held in treasury, 483 and 786 shares at June 30, 2018
and December 31 2017, respectively, at cost	(8,911)	(7,118)
Retained earnings	120,552	92,264
Accumulated other comprehensive loss	(82,451)	(69,560)
Total shareholders' equity	258,046	244,072
Total liabilities and shareholders' equity	$560,646	$559,037

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 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)
Six months ended June 30, (in thousands)	2018	2017

OPERATING ACTIVITIES:
Net income	$28,500	$18,092
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	11,535	10,538
Amortization, including accretion of deferred financing costs	3,503	3,200
Deferred income taxes	1,765	5,450
Earnings of equity method investee	(1,186)	(735)
Gain on sale of fixed assets	(18)	(4)
Share-based compensation expense	2,838	4,065
Tax benefit related to share-based compensation expense	(879)	(758)
Change in fair value of earn-out contingent consideration	1,417	2,347
Changes in operating assets and liabilities, net of effect of business combination:
Accounts receivable, net	(11,594)	(13,494)
Inventories, net	(10,610)	(6,739)
Prepaid expenses and other assets	(8,417)	(4,174)
Accounts payable	8,678	11,675
Accrued expenses and other liabilities	3,379	(2,442)
Net cash provided by operating activities	28,911	27,021

INVESTING ACTIVITIES:
Capital expenditures	(16,845)	(15,167)
Proceeds from sale of fixed assets	41	20
Insurance proceeds for fixed assets	1,403	-
Business acquisition, net of cash acquired	-	(77,538)
Net cash used for investing activities	(15,401)	(92,685)

FINANCING ACTIVITIES:
Acquisition of noncontrolling interest, including transaction costs	-	(1,796)
Revolving credit facility borrowings	26,500	84,000
Revolving credit facility payments	(37,500)	(19,000)
Proceeds from issuance of debt	273	1,901
Repayments of debt	(2,459)	(6,174)
Other financing costs	-	(61)
Repurchase of Common Shares to satisfy employee tax withholding	(4,242)	(2,207)
Net cash (used for) provided by financing activities	(17,428)	56,663

Effect of exchange rate changes on cash and cash equivalents	(3,120)	2,832
Net change in cash and cash equivalents	(7,038)	(6,169)
Cash and cash equivalents at beginning of period	66,003	50,389

Cash and cash equivalents at end of period	$58,965	$44,220

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,679	$2,755
Cash paid for income taxes, net	$7,967	$3,424

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Regulation G Non-GAAP Financial Measure Reconciliations

Reconciliation to US GAAP

Exhibit 1 - Adjusted EPS

Reconciliation of Q2 2018 Adjusted EPS

(USD in millions)	Q2 2018	Q2 2018 EPS
Net Income Attributable to Stoneridge	$15.1	$0.52

Add: After-Tax Step-Up in Fair Value of Earn-Out (PST)	0.5	0.02
Add: After-Tax Business Realignment Costs	0.3	0.01
Adjusted Net Income	$16.0	$0.55

Exhibit 2 - Adjusted Gross Profit

Reconciliation of Adjusted Gross Profit

(USD in millions)	Q2 2017	Q2 2018
Gross Profit	$63.4	$67.4

Add: Pre-Tax Step-Up in Acquired Inventory from Orlaco	0.7
Adjusted Gross Profit	$64.1	$67.4

Exhibit 3 – Adjusted Operating Income

Reconciliation of Adjusted Operating Income

(USD in millions)	Q2 2017	Q2 2018
Operating Income	$15.7	$19.2

Add: Pre-Tax Step-Up in Acquired Inventory from Orlaco	0.7
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (Orlaco)	2.1
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)	0.2	0.5
Add: Pre-Tax Business Realignment Costs		0.4
Adjusted Operating Income	$18.7	$20.1

Exhibit 4 – Adjusted EBITDA

Reconciliation of Adjusted EBITDA

(USD in millions)	Q3 2017	Q4 2017	Q1 2018	Q2 2018	TTM Q2 2018
Income Before Tax	$11.9	$12.9	$16.6	$18.9	$60.3
Interest expense, net	1.5	1.3	1.4	1.2	5.4
Depreciation and amortization	7.1	7.3	7.8	7.1	29.2
EBITDA	$20.5	$21.5	$25.8	$27.2	$94.9
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (Orlaco)	1.8	0.9	0.4		3.1
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)	0.5	1.9	0.5	0.5	3.4
Add: Pre-Tax Business Realignment Costs		1.2	0.2	0.4	1.8
Less: Pre-Tax PP&E Gain on Insurance Proceeds		(1.9)			(1.9)
Adjusted EBITDA	$22.8	$23.5	$26.9	$28.1	$101.3

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Exhibit 5 – Free Cash Flow

Free Cash Flow

(USD in millions)	Q2 YTD 2017	Q2 YTD 2018
Net Cash Provided by Operating Activities	$27.0	$28.9
Less: Capital Expenditures	(15.2)	(16.8)
Free Cash Flow	$11.9	$12.1

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